EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Buckle, Inc.
Kearney, Nebraska

We consent to the incorporation by reference in Registration Statement No. 333-133384, Registration Statement No. 333-82448, Amendment No. 1 to Registration Statement No. 333-70633, Registration Statement No. 333-70633, Amendment No. 1 to Registration Statement No. 333-70641 and Amendment No. 1 to Registration Statement No. 333-70643 on Form S-8 of our report dated April 11, 2006 (July 7, 2006 as to the effects of the restatement described in Note M) relating to the financial statements and financial statement schedule of The Buckle, Inc. and our report dated April 11, 2006 (July 7, 2006 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised)) on management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of The Buckle, Inc. for the year ended January 28, 2006.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
July 7, 2006